ARC Document Solutions Reports Results for Third Quarter 2016
WALNUT CREEK, CA -- (November 2, 2016) - ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the third quarter ended September 30, 2016.
2016 Third Quarter Business Highlights:

•	Net sales of $100.4 million vs. $106.4 million in Q3 2015

•	Diluted earnings per share were $0.06 vs. $1.69 in Q3 2015; adjusted diluted EPS were $0.07 vs. $0.09 in Q3 2015

•	Net income attributable to ARC of $2.8 million, adjusted net income attributable to ARC of $3.0 million

•	YTD Cash flow from operations of $34.0 million vs. $43.1 million in 2015

•	EBITDA of $14.4 million or 14.4%; adjusted EBITDA of $15.1 million or 15.1%

•	Uses of cash in the third quarter included additional $7 million in additional senior debt repayment

•
Management maintains 2016 forecast for annual adjusted earnings per share to be in the range of $0.24 to $0.28; annual cash flow from operations to be in the range of $48 million to $52 million; and annual adjusted EBITDA in the range of $59 million to $63 million.

Financial Highlights:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(All dollar amounts in millions, except EPS)	2016	2015	2016	2015
Net Sales	$100.4	$106.4	$307.8	$324.1
Gross Margin	32.6%	33.8%	33.4%	34.8%
Net income (loss) attributable to ARC	$2.8	$80.3	$(50.5)	$94.0
Adjusted Net Income attributable to ARC	$3.0	$4.2	$10.5	$13.6
Earnings (loss) per share - Diluted	$0.06	$1.69	$(1.10)	$1.98
Adjusted earnings per share - Diluted	$0.07	$0.09	$0.23	$0.29
Cash provided by operating activities	$12.2	$21.0	$34.0	$43.1
EBITDA	$14.4	$17.0	$(28.1)	$53.2
Adjusted EBITDA	$15.1	$17.9	$48.1	$56.2
Capital Expenditures	$2.4	$3.9	$7.6	$11.5
Debt & Capital Leases (including current), net of unamortized deferred financing fees			$158.9	$178.6
Management Commentary
“This has been a tough quarter for us,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “However, given our revised guidance earlier in the year, and the transformation we are going through, it was not unexpected. From the beginning of the year we have consistently maintained that we will need 24 to 36 months to implement the changes required to put the company back on a growth track. Making these changes and driving this transformation has had a disruptive effect on sales and operations, but they are necessary to build value in the future.

“The good news is that despite the challenges and weaker year-over-year sales and profit comparisons, our financial performance was healthy,” continued Mr. Suriyakumar. “We delivered solid cash generation and EBITDA, and our capital structure remains a source of strength.”

"During the third quarter we maintained solid control of our costs and minimized the effect of lower sales on our profitability,” said Jorge Avalos, Chief Financial Officer. “Cash flow from operations for the year remained healthy despite quarterly timing differences in working capital. We chose to use $7 million during the period to reduce our senior debt and future interest costs, knowing that we will have additional opportunities to return value to our shareholders in the future.”

2016 Third Quarter Supplemental Information:
Net sales were $100.4 million, a 5.6% decrease compared to the third quarter of 2015.

Days sales outstanding in Q3 2016 were 55, consistent with same period in 2015.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 77% of our total net sales, while customers outside of construction made up approximately 23% of our total net sales.

Total number of MPS locations at the end of the third quarter has grown to approximately 9,370, a gain of 630 locations over Q3 2015. This information reflects the reduction of approximately 200 locations associated with a large client that did not renew their MPS engagement with us at the end of 2015.

Adjusted EBITDA excludes loss on extinguishment of debt, goodwill impairment, the impact of trade secret litigation costs, stock-based compensation expense, and restructuring expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Services and Product Line	2016	2015	2016	2015
CDIM	53.0%	51.4%	52.6%	51.9%
MPS	32.7%	33.8%	32.5%	33.6%
AIM	3.1%	3.5%	3.4%	3.1%
Equipment and supplies sales	11.2%	11.3%	11.5%	11.4%
Outlook
ARC Document Solutions is maintaining its 2016 annual forecast and anticipates annual adjusted earnings per share to be in the range of $0.24 to $0.28 on a fully diluted basis. Annual cash flow from operations is projected to be in the range of $48 million to $52 million. The Company’s outlook for annual adjusted EBITDA is expected to be in the range of $59 million to $63 million.
Teleconference and Webcast
To access the live audio call, dial 800-946-0744. International callers may join the conference by dialing 719-457-2731. The conference ID number is 1916977. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at ir.e-arc.com.

The webcast of the call will be available at www.e-arc.com for approximately 90 days following the call's conclusion. A telephone replay of the call also will be available for five days after the call's conclusion. To access the replay, dial 888-203-1112. The conference ID number is 1916977.
About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as "we will need 24 to 36 months," “forecast,” "project," "outlook," "put the company back on a growth track," "build value in the future," and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk

Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	September 30,	December 31,
Current assets:	2016	2015
Cash and cash equivalents	$19,640	$23,963
Accounts receivable, net of allowances for accounts receivable of $2,007 and $2,094	61,373	60,085
Inventories, net	19,981	16,972
Prepaid expenses	4,689	4,555
Other current assets	3,485	4,131
Total current assets	109,168	109,706
Property and equipment, net of accumulated depreciation of $208,749 and $202,457	56,923	57,590
Goodwill	138,688	212,608
Other intangible assets, net	14,393	17,946
Deferred income taxes	74,138	74,196
Other assets	2,255	2,492
Total assets	$395,565	$474,538
Current liabilities:
Accounts payable	$22,534	$23,989
Accrued payroll and payroll-related expenses	10,196	12,118
Accrued expenses	16,793	19,194
Current portion of long-term debt and capital leases	12,926	14,374
Total current liabilities	62,449	69,675
Long-term debt and capital leases	145,978	157,018
Deferred income taxes	29,845	35,933
Other long-term liabilities	2,482	2,778
Total liabilities	240,754	265,404
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,415 and 47,130 shares issued and 45,975 and 47,029 shares outstanding	47	47
Additional paid-in capital	117,264	115,089
Retained earnings	39,198	89,687
Accumulated other comprehensive loss	(2,831)	(2,097)
	153,678	202,726
Less cost of common stock in treasury, 1,440 and 101 shares	5,909	612
Total ARC Document Solutions, Inc. stockholders’ equity	147,769	202,114
Noncontrolling interest	7,042	7,020
Total equity	154,811	209,134
Total liabilities and equity	$395,565	$474,538

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Service sales	$89,178	$94,384	$272,394	$287,045
Equipment and supplies sales	11,265	12,034	35,369	37,081
Total net sales	100,443	106,418	307,763	324,126
Cost of sales	67,713	70,475	204,904	211,303
Gross profit	32,730	35,943	102,859	112,823
Selling, general and administrative expenses	24,893	25,816	76,752	80,403
Amortization of intangible assets	1,160	1,375	3,705	4,306
Goodwill impairment	—	—	73,920	—
Restructuring expense	—	4	7	89
Income (loss) from operations	6,677	8,748	(51,525)	28,025
Other income, net	(16)	(25)	(54)	(81)
Loss on extinguishment of debt	66	96	156	193
Interest expense, net	1,563	1,679	4,535	5,475
Income (loss) before income tax provision (benefit)	5,064	6,998	(56,162)	22,438
Income tax provision (benefit)	2,162	(73,338)	(5,884)	(71,766)
Net income (loss)	2,902	80,336	(50,278)	94,204
Income attributable to the noncontrolling interest	(61)	(50)	(211)	(225)
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$2,841	$80,286	$(50,489)	$93,979
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.06	$1.72	$(1.10)	$2.02
Diluted	$0.06	$1.69	$(1.10)	$1.98
Weighted average common shares outstanding:
Basic	45,599	46,698	46,055	46,601
Diluted	46,189	47,557	46,055	47,541

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows provided by operating activities	$12,163	$20,965	$34,046	$43,117
Changes in operating assets and liabilities, net of effect of business acquisitions	1,958	(5,101)	9,976	7,243
Non-cash expenses, including depreciation, amortization and goodwill impairment	(11,219)	64,472	(94,300)	43,844
Income tax provision (benefit)	2,162	(73,338)	(5,884)	(71,766)
Interest expense, net	1,563	1,679	4,535	5,475
Income attributable to the noncontrolling interest	(61)	(50)	(211)	(225)
Depreciation and amortization	7,857	8,415	23,737	25,490
EBITDA	14,423	17,042	(28,101)	53,178
Loss on extinguishment of debt	66	96	156	193
Goodwill impairment	—	—	73,920	—
Trade secret litigation costs(1)	—	—	—	34
Restructuring expense(2)	—	4	7	89
Stock-based compensation	650	735	2,073	2,739
Adjusted EBITDA	$15,139	$17,877	$48,055	$56,233

(1) On February 1, 2013, we filed a civil complaint against a competitor and a former employee in the Superior Court of California for Orange County, which alleged, among other claims, the misappropriation of ARC trade secrets; namely, proprietary customer lists that were used to communicate with ARC customers in an attempt to unfairly acquire their business. In prior litigation with the competitor based on related facts, in 2007 the competitor entered into a settlement agreement and stipulated judgment, which included an injunction. We instituted this suit to stop the defendant from using similar unfair business practices against us in the Southern California market. The case proceeded to trial in May 2014, and a jury verdict was entered for the defendants. In the first quarter of 2015, we entered into a settlement and paid the defendant. Legal fees associated with the litigation were recorded as selling, general and administrative expense.

(2) In October 2012, we initiated a restructuring plan which included the closure or downsizing of the Company's service center locations, as well as a reduction in headcount. Restructuring expenses in 2016 and 2015 primarily consist of revised estimated lease termination and obligation costs resulting from facilities closed in 2013.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net income (loss) attributable to ARC to unaudited adjusted net income attributable to ARC
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) attributable to ARC Document Solutions, Inc.	$2,841	$80,286	$(50,489)	$93,979
Loss on extinguishment of debt	66	96	156	193
Goodwill impairment	—	—	73,920	—
Restructuring expense	—	4	7	89
Trade secret litigation costs	—	—	—	34
Income tax benefit related to above items	(26)	(41)	(13,395)	(125)
Deferred tax valuation allowance and other discrete tax items	138	(76,147)	341	(80,554)
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$3,019	$4,198	$10,540	$13,616

Actual:
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.06	$1.72	$(1.10)	$2.02
Diluted	$0.06	$1.69	$(1.10)	$1.98
Weighted average common shares outstanding:
Basic	45,599	46,698	46,055	46,601
Diluted	46,189	47,557	46,055	47,541

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.07	$0.09	$0.23	$0.29
Diluted	$0.07	$0.09	$0.23	$0.29
Weighted average common shares outstanding:
Basic	45,599	46,698	46,055	46,601
Diluted	46,189	47,557	46,655	47,541

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income (loss) attributable to ARC Document Solutions, Inc. shareholders to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$2,841	$80,286	$(50,489)	$93,979
Interest expense, net	1,563	1,679	4,535	5,475
Income tax provision (benefit)	2,162	(73,338)	(5,884)	(71,766)
Depreciation and amortization	7,857	8,415	23,737	25,490
EBITDA	14,423	17,042	(28,101)	53,178
Loss on extinguishment of debt	66	96	156	193
Goodwill impairment	—	—	73,920	—
Trade secret litigation costs	—	—	—	34
Restructuring expense	—	4	7	89
Stock-based compensation	650	735	2,073	2,739
Adjusted EBITDA	$15,139	$17,877	$48,055	$56,233

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Service sales
CDIM	$53,228	$54,710	161,753	168,187
MPS	32,796	35,923	100,082	108,934
AIM	3,154	3,751	10,559	9,924
Total service sales	89,178	94,384	272,394	287,045
Equipment and supplies sales	11,265	12,034	35,369	37,081
Total net sales	$100,443	$106,418	$307,763	$324,126

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and nine months ended September 30, 2016 and 2015 to reflect the exclusion of loss on extinguishment of debt, goodwill impairment, restructuring expense, trade secret litigation costs, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and nine months ended September 30, 2016 and 2015. We believe these charges were the result of the then current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.
We have presented adjusted EBITDA in the three and nine months ended September 30, 2016 and 2015 to exclude loss on extinguishment of debt, goodwill impairment, trade secret litigation costs, restructuring expense and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net income (loss)	$2,902	$80,336	$(50,278)	$94,204
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Allowance for accounts receivable	324	110	644	292
Depreciation	6,697	7,040	20,032	21,184
Amortization of intangible assets	1,160	1,375	3,705	4,306
Amortization of deferred financing costs	111	138	344	460
Goodwill impairment	—	—	73,920	—
Stock-based compensation	650	735	2,073	2,739
Deferred income taxes	2,299	2,198	(6,018)	8,221
Deferred tax valuation allowance	(1)	(76,091)	(16)	(80,882)
Loss on early extinguishment of debt	66	96	156	193
Other non-cash items, net	(87)	(73)	(540)	(357)
Changes in operating assets and liabilities:
Accounts receivable	(897)	2,996	(2,285)	(3,637)
Inventory	(429)	1,083	(3,196)	(1,775)
Prepaid expenses and other assets	1,179	1,224	513	2,941
Accounts payable and accrued expenses	(1,811)	(202)	(5,008)	(4,772)
Net cash provided by operating activities	12,163	20,965	34,046	43,117
Cash flows from investing activities
Capital expenditures	(2,430)	(3,880)	(7,580)	(11,517)
Other	135	266	842	514
Net cash used in investing activities	(2,295)	(3,614)	(6,738)	(11,003)
Cash flows from financing activities
Proceeds from stock option exercises	46	1	76	562
Proceeds from issuance of common stock under Employee Stock Purchase Plan	26	25	96	83
Share repurchases	(200)	—	(5,297)	(204)
Contingent consideration on prior acquisitions	(86)	(360)	(453)	(360)
Early extinguishment of long-term debt	(7,000)	(3,625)	(16,000)	(10,875)
Payments on long-term debt agreements and capital leases	(3,310)	(7,262)	(9,651)	(20,042)
Net repayments under revolving credit facilities	—	(144)	—	(1,888)
Payment of deferred financing costs	(76)	—	(106)	(25)
Payment of hedge premium	—	—	—	(632)
Net cash used in financing activities	(10,600)	(11,365)	(31,335)	(33,381)
Effect of foreign currency translation on cash balances	(80)	(598)	(296)	(545)
Net change in cash and cash equivalents	(812)	5,388	(4,323)	(1,812)
Cash and cash equivalents at beginning of period	20,452	15,436	23,963	22,636
Cash and cash equivalents at end of period	$19,640	$20,824	$19,640	$20,824
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Capital lease obligations incurred	$3,738	$2,625	$12,345	$9,667
Contingent liabilities in connection with acquisition of businesses	$—	$—	$85	$—